                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM 8-K/A

                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                       Date of Report: October 19, 1998
               (Date of earliest event reported): August 4, 1998


                      AMERICAN EDUCATIONAL PRODUCTS, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


     Colorado                       0-16310                       84-1012129
------------------              --------------                 ---------------
 (State or other                  (Commission                   (IRS Employer
 jurisdiction of                     File                       Identification
  incorporation)                    Number)                         Number)


          6550 Gunpark Drive, Suite 200, Boulder, Colorado  80301
           ---------------------------------------------------------
          (Address of principal executive offices)      (Zip Code)


                                (303) 527-3230
             ----------------------------------------------------
             (Registrant's telephone number, including area code)

PURPOSE OF THIS AMENDMENT
-------------------------

On August 17, 1998, the Registrant filed a current report on Form 8-K relative to the acquisition of certain assets of SV Distribution Company, dba Summit Learning. Financial information required under Item 7 and Regulation S-B Item 310 was not available at the time of the filing. The purpose of this amendment is to include the required unaudited pro forma information, unaudited interim financial statements, and audited annual financial statements.

ITEM 2:   ACQUISITION OR DISPOSITION OF ASSETS
----------------------------------------------

On August 4, 1998, SL Distribution, Inc. ("SL"), a wholly owned subsidiary of American Educational Products, Inc. (the "Company" or "AMEP"), completed the acquisition of certain assets of SV Distribution Company ("SV"), a wholly owned subsidiary of Steck-Vaughn Publishing Company ("Steck-Vaughn"), a unit of Harcourt General, Inc. Pursuant to the definitive Asset Purchase and Sale Agreement (the "Agreement") dated as of August 4, 1998, SL purchased substantially all of the tangible and intangible assets (the "Assets") used in connection with the distribution of supplemental educational products through the direct mailing of catalogs under the names "Summit Learning" and "Young Explorers" (the "Business").

Under the terms of the Agreement, the Company acquired the Assets of the Business, including inventories, accounts receivable, furniture, fixtures, office machinery and equipment and other tangible property, all mailing, client, and customer lists, leasehold improvements and fixtures, prepaid expenses, contracts and licenses, development assets, and intangible assets.

The purchase price paid by Company to Steck-Vaughn for the Assets of the Business was the sum of $1,621,743, (subject to future adjustments) of which the sum of $300,000 was paid in cash at closing and the balance of the purchase price, with interest at the rate of 8.5% per annum, was evidenced by a Promissory Note payable in monthly principal installments of $125,000 each which, together with interest thereon, commence on August 1, 1998 and continue until July 1, 1999 when the entire outstanding principal balance, together with any accrued and unpaid interest shall be due and payable in full. The Company has the right, but not the obligation, to prepay the entire principal balance and any accrued but unpaid interest at any time without penalty. The down payment was funded by AMEP's available working capital resources.

Subsequent to August 4, 1998, the Young Explorers consumer catalog was sold to a third party.

ITEM 7:   FINANCIAL STATEMENTS AND EXHIBITS
-------------------------------------------

Filed herewith is the following information required by Items 7(a), Financial Statements of Acquired Businesses, and 7(b), Pro Forma Financial Statements, of Form 8-K with respect to the acquisition of certain assets of SV Distribution Company by a subsidiary of AMEP, as disclosed on the Registrant's Form 8-K filed with the Securities and Exchange Commission on August 17, 1998.

7(a) Financial Statements of Acquired Business
----------------------------------------------
SV Distribution Company (dba Summit Learning) Unaudited Financial
Statements
     Balance Sheet as of June 30, 1998
     Statements of Operations for the Six Months Ended June 30, 1998 and
          June 30, 1997.
     Statements of Cash Flows for the Six Months ended June 30, 1998 and
          June 30, 1997.
     Notes to Financial Statements

SV Distribution Company (dba Summit Learning) Audited Financial Statements
     Independent Auditor's Report
     Balance Sheet as of December 31, 1997.
     Statements of Operations and Accumulated Deficit for the Years Ended
          December 31, 1997 and December 31, 1996
     Statements of Cash Flows for the Years Ended December 31, 1997 and
          December 31, 1996
     Notes to Financial Statements

7(b) Pro Forma Financial Statements
-----------------------------------
The following unaudited pro forma consolidated financial statements are filed with this report:

     Pro Forma Consolidated Balance Sheet as of June 30, 1998
     Pro Forma Consolidated Statements of Operations:
          - For the year ended December 31, 1997
          - For the six months ended June 30, 1998

The unaudited pro forma consolidated balance sheet as of June 30, 1998 and unaudited pro forma consolidated statements of operations for the six months ended June 30, 1998, and the year ended December 31, 1997, (collectively, the pro forma consolidated financial statements) give effect to the acquisition by AMEP of certain assets of SV Distribution Company (dba Summit Learning). In addition, the pro forma consolidated financial statements give effect to the disposition of the Young Explorers business. These transactions were accounted for as a purchase, net of Youn Explorer sale proceeds, in accordance with the provisions of Accounting Principles Board Opinion No. 16.

The pro forma consolidated statements of operations for the six months ended June 30, 1998 and the year ended December 31, 1997 were prepared assuming that the net acquisition described above was consummated as of the beginning of each period presented. The pro forma consolidated balance sheet as of June 30, 1998 includes the pro forma purchase accounting entries for the acquisition and was prepared assuming that the transaction was consummated as of June 30, 1998.

The unaudited pro forma consolidated financial statements are based upon the historical consolidated and combined financial statements of the Company and SV Distribution Company. The results of the interim periods presented are not necessarily indicative of the results to be expected for the full year.

The pro forma adjustments and the resulting pro forma consolidated financial statements have been prepared based upon available information and certain assumptions and estimates deemed appropriate by the Company. A final determination of required purchase accounting adjustments, and the allocation of the purchase price to the assets acquired based on their respective fair values, has not yet been made for the acquisition. Further, the purchase price is subject to adjustment as agreed between the parties. However, it is unlikely that the purchase price will exceed the amount included in the pro forma consolidated financial statements. Accordingly, the purchase accounting adjustments for the acquisition reflected in the pro forma information are preliminary and have been made solely for the purposes of developing such information. The actual purchase accounting adjustments will be based on more precise evaluations and estimates of fair values. It is possible that the actual adjustments could differ substantially from those presented in the pro forma consolidated financial statements.

The pro forma consolidated balance sheet as of June 30, 1998 and the pro forma consolidated statements of operations for the six months ended June 30, 1998 and for the year ended December 31, 1997 are not necessarily indicative of the results of operations that actually would have been achieved had the acquisition been consummated as of the dates indicated, or that may be achieved in the future. Furthermore, the pro forma consolidated financial statements do not reflect changes that may occur as the result of post-combination activities and other matters, other than the sale of assets related to the Young Explorers catalog.

The pro forma consolidated financial statements and notes thereto should be read in conjunction with the accompanying historical financial statements and notes thereto of SV Distribution Company and the audited consolidated financial statements of AMEP and subsidiaries included in its Annual Report on Form 10-KSB for 1997.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   AMERICAN EDUCATIONAL PRODUCTS, INC.

Dated:    October 19, 1998         By:  /s/ Clifford C. Thygesen
          ----------------              -----------------------------------
                                        Clifford C. Thygesen, President

                      AMERICAN EDUCATIONAL PRODUCTS, INC.
                           ATTACHMENTS TO FORM 8-K/A

                                     INDEX


PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------
Pro Forma Consolidated Balance Sheet as of June 30, 1998               F-2
Pro Forma Consolidated Statement of Operations for the six
     months ended June 30, 1998                                        F-3
Pro Forma Consolidated Statement of Operations for the year
     ended December 31, 1997                                           F-4
Notes to Pro Forma Consolidated Financial Statements                   F-5


SV DISTRIBUTION COMPANY (dba SUMMIT LEARNING)
UNAUDITED FINANCIAL STATEMENTS
---------------------------------------------
Unaudited Balance Sheet as of June 30, 1998                            F-6
Unaudited Statements of Operations and Accumulated Deficit
     for the six months ended June 30, 1998 and June 30, 1997          F-7
Unaudited Statements of Cash Flows for the six months ended
     June 30, 1998 and June 30, 1997                                   F-8
Notes to Unaudited Financial Statements                                F-9


SV DISTRIBUTION COMPANY (dba SUMMIT LEARNING)
AUDITED FINANCIAL STATEMENTS
---------------------------------------------
Independent Auditors Report                                           F-10
Balance Sheet as of December 31, 1997                                 F-11
Statements of Operations and Accumulated Deficit for the
     years ended December 31, 1997 and December 31, 1996              F-12
Statements of Cash Flows for the years ended December 31, 1997,
     and December 31, 1996                                            F-13
Notes to Financial Statements                                         F-14

             AMERICAN EDUCATIONAL PRODUCTS, INC. AND SUBSIDIARIES
                Unaudited Pro Forma Consolidated Balance Sheet
                              as of June 30, 1998


                                                                 Consol-
                         AMEP          SV                        idated
                      Historical   Historical    Pro Forma       Balance
                        6/30/98      6/30/98    Adjustments       Sheet
                     ------------  ----------- -----------    ------------

Cash                 $   158,000   $  648,000  $ (648,000)  b $    158,000
Trade receivables      2,058,000      795,000    (255,000)  b    2,598,000
Inventories            3,184,000      798,000    (121,000)  c    3,861,000
Prepaid and deferred
 marketing expense       255,000            -     188,000   b      443,000
                     ------------  ----------- -----------     ------------
TOTAL CURRENT ASSETS   5,655,000    2,241,000    (836,000)       7,060,000

PROPERTY AND
 EQUIPMENT, net        2,746,000      129,000                    2,875,000

VIDEO LIBRARY, net       298,000            -           -          298,000

INTANGIBLE ASSETS, net 1,498,000            -     136,000   b    1,634,000

OTHER ASSETS             175,000            -           -          175,000
                     ------------  ----------- -----------     ------------

TOTAL ASSETS         $10,372,000   $2,370,000  $ (700,000)    $ 12,042,000
                     ============  =========== ===========    =============

Accounts payable     $   580,000   $  242,000  $ (242,000)  b $    580,000
Note payable, bank     2,362,000            -     300,000   b    2,662,000
Current portion,
 long term debt          282,000            -           -          282,000
Note payable to
 sellers                       -            -   1,322,000   b    1,322,000
Accrued expenses         460,000       24,000      24,000   b      508,000
Payable to parent
 company                       -    5,060,000  (5,060,000)  b            -
                     ------------  ----------- -----------     ------------
TOTAL CURRENT
 LIABILITIES           3,684,000    5,326,000  (3,656,000)       5,354,000

LONG TERM DEBT         1,220,000            -           -        1,220,000

STOCKHOLDERS' EQUITY   5,468,000   (2,956,000)  2,956,000   b    5,468,000
                     ------------  ----------- -----------     ------------

TOTAL LIABILITIES
 AND STOCKHOLDERS'
 EQUITY              $10,372,000   $2,370,000  $ (700,000)    $ 12,042,000
                     ============  =========== ===========    =============



    See accompanying notes to pro forma consolidated financial statements.

                        AMERICAN EDUCATIONAL PRODUCTS, INC. AND SUBSIDIARIES
                      Unaudited Pro Forma Consolidated Statement of Operations
                                     Six Months ending June 30, 1998

                             AMEP         L&L                      SV                                     Consol-
                          Historical  as adjusted              Historical                Pro Forma        idated
                            6/30/98   4/17/98 (a)   Subtotal     6/30/98     Subtotal   Adjustments     Operations
                          ----------- -----------  ----------- -----------  ----------- -----------     -----------

INCOME:
Net sales                $4,402,000  $   269,000  $4,671,000  $ 3,185,000  $7,856,000  $  (297,000) c,e $7,559,000
Cost of goods sold        2,655,000       93,000   2,748,000    1,747,000   4,495,000     (228,000) c,e  4,267,000
                         -----------  ----------- -----------  ----------- -----------  -----------     -----------
  Gross profit            1,747,000      176,000   1,923,000    1,438,000   3,361,000      (69,000)      3,292,000

OPERATING EXPENSES:
Advertising and
  catalog costs              88,000            -      88,000    1,499,000   1,587,000      188,000   h   1,399,000
Other marketing             485,000       15,000     500,000      402,000     902,000      (23,000)  c     879,000
                         -----------  ----------- -----------  ----------- -----------  -----------     -----------
  Total marketing           573,000       15,000     588,000    1,901,000   2,489,000     (211,000)      2,278,000
General and
  administrative            705,000      106,000     811,000      188,000     999,000            -         999,000
Amortization/impairment
  of goodwill                     -            -           -            -           -        5,000   g       5,000
                         -----------  ----------- -----------  ----------- -----------  -----------     -----------
  Total operating
    expenses              1,278,000      121,000   1,399,000    2,089,000   3,488,000     (206,000)      3,282,000
                         -----------  ----------- -----------  ----------- -----------  -----------     -----------

OPERATING INCOME (LOSS)     469,000       55,000     524,000     (651,000)   (127,000)    (137,000)       (10,000)

INTEREST/OTHER
  INCOME (EXPENSE)         (138,000)     (23,000)   (161,000)           -    (161,000)     (69,000)  d    (230,000)

INCOME (LOSS) BEFORE
  INCOME TAXES              331,000       32,000     363,000     (651,000)   (288,000)     (68,000)       (220,000)

  Income tax benefit
    (expense)                     -            -           -      267,000     267,000     (267,000)  f           -
                         -----------  ----------- -----------  ----------- -----------  -----------     -----------

NET INCOME (LOSS)        $  331,000  $    32,000  $  363,000  $  (384,000) $  (21,000) $  (199,000)     $ (220,000)
                         ===========  =========== ===========  =========== ===========  ===========     ===========

Basic Earnings (Loss)
  per Share              $     0.34                                                                     $    (0.23)
                         ===========                                                                    ===========

Diluted Earnings (Loss)
  per Share              $     0.31                                                                     $    (0.21)
                         ===========                                                                    ===========

Weighted average number
  of common shares
  outstanding               960,000                                                                        960,000
Effect of dilutive
  securities                 93,000                                                                         93,000
                         -----------                                                                    -----------
Weighted average number
  of common shares
  outstanding plus
  dilutive securities     1,053,000                                                                      1,053,000
                         ===========                                                                    ===========


See accompanying notes to pro forma consolidated financial statements.

                       AMERICAN EDUCATIONAL PRODUCTS, INC. AND SUBSIDIARIES
                     Unaudited Pro Forma Consolidated Statement of Operations
                                   Year ending December 31, 1997

                             AMEP         L&L                      SV                                     Consol-
                          Historical  as adjusted              Historical                Pro Forma        idated
                           12/31/97   10/31/97(a)   Subtotal    12/31/97     Subtotal   Adjustments     Operations
                          ----------- -----------  ----------- -----------  ----------- -----------     -----------

INCOME:
Net sales                $8,392,000  $ 1,175,000  $9,567,000  $11,815,000 $21,382,000  $(3,972,000) c,e $17,410,000
Cost of goods sold        5,232,000      487,000   5,719,000    7,079,000  12,798,000   (2,083,000) c,e 10,715,000
                         -----------  ----------- -----------  ----------- -----------  -----------     -----------
Gross profit              3,160,000      688,000   3,848,000    4,736,000   8,584,000   (1,889,000)      6,695,000

OPERATING EXPENSES:
Advertising and catalog
  costs                      95,000       19,000     114,000    4,555,000   4,669,000   (1,359,000)  c   3,310,000
Other marketing             851,000      121,000     972,000    1,088,000   2,060,000     (581,000)  c   1,479,000
                         -----------   ----------- ----------- ----------- ----------- ------------     -----------
  Total marketing           946,000      140,000   1,086,000    5,643,000   6,729,000   (1,940,000)      4,789,000

General and
  administrative          1,377,000      508,000   1,885,000      324,000   2,209,000            -       2,209,000
Amortization / impairment
  of goodwill                     -            -           -    2,050,000   2,050,000  (2,040,000)   g      10,000
                         -----------  -----------  -----------  ---------- ----------- -----------      -----------
  Total operating
    expenses              2,323,000      648,000   2,971,000    8,017,000  10,988,000   (3,980,000)      7,008,000

OPERATING INCOME (LOSS)     837,000       40,000     877,000   (3,281,000) (2,404,000)   2,091,000        (313,000)

INTEREST/OTHER INCOME
  (EXPENSE)                (323,000)     (23,000)   (346,000)           -    (346,000)    (138,000)  d    (484,000)

INCOME (LOSS) BEFORE
  INCOME TAXES              514,000       17,000     531,000   (3,281,000) (2,750,000)   1,953,000        (797,000)

Income tax benefit
  (expense)                       -            -           -    1,215,000   1,215,000  (1,215,000)   f           -
                         ----------  -----------  ----------  ------------ ----------- ------------     -----------

NET INCOME (LOSS)        $  514,000  $    17,000  $  531,000  $(2,066,000)$(1,535,000) $   738,000      $ (797,000)
                         ==========  ============ =========== ===========  =========== =============    ============

Basic Earnings (Loss)
  per Share              $     0.56                                                                     $    (0.87)
                         ===========                                                                    ===========

Diluted Earnings (Loss)
  per Share              $     0.53                                                                     $    (0.83)
                         ===========                                                                    ===========

Weighted average number
  of common shares
  outstanding               918,000                                                                        918,000
Effect of dilutive
  securities                 44,000                                                                         44,000
                         -----------                                                                    -----------
Weighted average number
  of common shares
  outstanding plus
  dilutive securities       962,000                                                                        962,000
                         ===========                                                                    ===========


See accompanying notes to pro forma consolidated financial statements.

             AMERICAN EDUCATIONAL PRODUCTS, INC. AND SUBSIDIARIES
        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
        ---------------------------------------------------------------

BASIS OF PRESENTATION

The unaudited pro forma consolidated balance sheet is presented assuming the SV acquisition and the Young Explorers disposition occurred on June 30, 1998. The unaudited pro forma consolidated statements of operations for the year ended December 31, 1997, and for the six months ended June 30, 1998, are presented as if the SV acquisition and the L&L acquisition had occurred at the beginning of each period presented. The unaudited pro forma consolidated financial statements may not necessarily be indicative of the results that would have occurred if the acquisitions actually had been in effect on the date or for the periods indicated or which may result in the future.

PRO FORMA ADJUSTMENTS

(a) Learning & Leisure, Inc. -- The adjustments represent the revenues and expenses of the Learning & Leisure, Inc. ("L&L") acquisition for the periods prior to the April 17, 1998 acquisition date. Pro forma adjustments related to the L&L acquisition, as previously reported and adjusted in the Registrant's Form 8-K filed on June 30, 1998, have been included in the column titled "L&L, as adjusted."

(b) Allocation of purchase price -- The adjustments represent the elimination of assets that were not acquired, the elimination of liabilities that were not assumed, the elimination of SV Distribution Company equity, and the allocation of the total purchase price to the assets acquired in accordance with the purchase accounting provisions of APB 16, as follows:

     Accounts receivable, net                  $  540,000
     Inventory, net                               700,000
     Property and equipment                       129,000
     Prepaid and deferred marketing expenses      188,000
     Goodwill                                     136,000
                                               ----------
     Total purchase price                      $1,693,000

The total purchase price includes the agreed upon price payable to Steck-Vaughn, certain liabilities assumed, and other acquisition costs incurred. These amounts are subject to future adjustment as a result of the final evaluation and analysis.

Certain assets, including cash balances and amounts due to SV from its parent, were not acquired by AMEP.

(c) Elimination of Young Explorers -- The adjustments represent the elimination of inventories, revenues, and expenses related to the Young Explorers portion of the SV business. The Young Explorers business previously operated as an integral component of SV was sold by AMEP to a third party subsequent to August 4, 1998.

(d) Interest -- The adjustments represent the interest expense associated with the debt incurred in connection with the acquisition of SV assuming that the entire purchase was financed with debt. An annual interest rate of 8.5% was used in the calculation.

(e) Intercompany Sales -- The adjustments represent the elimination of sales and cost of goods sold for transactions between AMEP and SV prior to the acquisition date.

(f) Income taxes -- The adjustments represent the elimination of tax benefits allocated to SV by its parent company.

(g) Amortization and impairment of goodwill -- The adjustments represent the amortization of goodwill associated with the acquisition of SV over its estimated useful life of 15 years. Further, the adjustments represent the elimination of historical expenses related to acquired intangible assets recorded on the books of SV for previous acquisitions made by SV.

(h) Advertising and catalog costs -- The adjustments represent the reversed of catalog cost impairment recorded by SV in connection with the sale of the Company.

                  SV DISTRIBUTION COMPANY dba SUMMIT LEARNING
                            UNAUDITED BALANCE SHEET
                              as of June 30, 1998

                                                    June 30,
                                                      1998
                                                  -------------

ASSETS
------
CURRENT ASSETS
  Cash and cash equivalents                       $   648,000
  Receivables, net of allowance of $172,000           524,000
  Receivable from parent company                      271,000
  Inventories                                         798,000
                                                 -------------
   TOTAL CURRENT ASSETS                             2,241,000

PROPERTY AND EQUIPMENT, net                           129,000
                                                 -------------
TOTAL ASSETS                                      $ 2,370,000
                                                 =============

LIABILITIES AND STOCKHOLDER'S EQUITY
------------------------------------
CURRENT LIABILITIES
  Accounts payable                                $   242,000
  Accrued salaries, wages, and bonuses                  6,000
  Payable to parent company                         5,060,000
  Other liabilities                                    18,000
                                                 -------------
  TOTAL CURRENT LIABILITIES                         5,326,000

STOCKHOLDER'S EQUITY
  Common stock; $0.01 par value;
    1000 shares authorized;
    1000 shares issued and outstanding                      -
  Additional paid-in capital                                -
  Accumulated deficit                              (2,956,000)
                                                 -------------
  TOTAL STOCKHOLDER'S EQUITY                       (2,956,000)

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY        $ 2,370,000
                                                 =============


           See accompanying notes to unaudited financial statements.

                  SV DISTRIBUTION COMPANY dba SUMMIT LEARNING
          UNAUDITED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
                for the Six Months ended June 30, 1998 and 1997



                                                    June 30,       June 30,
                                                      1998           1997
                                                  -------------  -------------

INCOME
  Net Revenues                                   $  3,185,000    $ 4,683,000
  Product costs and fulfillment                     1,747,000      2,615,000
                                                 -------------   -------------
     GROSS PROFIT                                   1,438,000      2,068,000

OPERATING EXPENSES
  Advertising and catalog costs                     1,499,000      1,235,000
  Other selling and marketing costs                   402,000        313,000
  General and administrative                          188,000        175,000
  Amortization and impairment of acquired
     intangible assets                                      -        115,000
                                                 -------------   -------------
     TOTAL OPERATING EXPENSES                       2,089,000      1,838,000

OPERATING INCOME (LOSS)                              (651,000)       230,000
                                                 -------------   -------------

INCOME (LOSS) BEFORE INCOME TAXES                    (651,000)       230,000

  Income tax benefit (expense)                        267,000        (85,000)
                                                 -------------   -------------

NET INCOME (LOSS)                                    (384,000)       145,000

ACCUMULATED DEFICIT, beginning of period           (2,572,000)      (506,000)
                                                 -------------   -------------

ACCUMULATED DEFICIT, end of period               $ (2,956,000)   $  (361,000)
                                                 =============   =============


           See accompanying notes to unaudited financial statements.

                  SV DISTRIBUTION COMPANY dba SUMMIT LEARNING
                      UNAUDITED STATEMENTS OF CASH FLOWS
               for the Six Months ended June 30, 1998, and 1997


                                                    June 30,       June 30,
                                                      1998           1997
                                                  -------------  -------------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                              $   (384,000)   $   145,000
  Adjustments to reconcile net income (loss)
     to cash from operating activities:
     Depreciation                                      15,000         11,000
     Amortization and impairment of acquired
        intangible assets                                   -        115,000
     Income tax benefit                              (267,000)        85,000
     Provision for doubtful accounts                   22,000              -
     Change in assets and liabilities:
        Receivables                                  (143,000)      (463,000)
        Inventories                                  (158,000)      (222,000)
        Prepaid and deferred marketing expenses             -       (308,000)
        Payable to parent company                   2,598,000        598,000
        Accounts payable                           (1,054,000)       110,000
        Other                                          (4,000)       (14,000)
                                                 -------------   -------------
  NET CASH FROM OPERATING ACTIVITIES                  625,000         57,000
                                                 -------------   -------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Additions to property and equipment                       -        (18,000)
                                                 -------------   -------------
     NET CASH USED FOR INVESTING ACTIVITIES                 -        (18,000)
                                                 -------------   -------------

NET CHANGE IN CASH AND CASH EQUIVALENTS               625,000         39,000

CASH AND CASH EQUIVALENTS,
  at beginning of period                               23,000        183,000
                                                 -------------   -------------

CASH AND CASH EQUIVALENTS,
  at end of period                               $    648,000    $   222,000
                                                 =============   =============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for interest                         $          -    $         -
  Income taxes paid to parent company            $          -    $         -


           See accompanying notes to unaudited financial statements.

                  SV DISTRIBUTION COMPANY dba SUMMIT LEARNING
                         NOTES TO FINANCIAL STATEMENTS
                         ----------------------------
                                  (Unaudited)


Note 1 - Presentation
---------------------

  In the opinion of management, these unaudited financial statements contain all adjustments (consisting of normal accruals) necessary to present fairly the financial position as of June 30, 1998, and the results of operations for the six months ended June 30, 1998, and June 30, 1997. These statements should be read in conjunction with the audited financial statements and accompanying notes included in this report on Form 8-K/A.


Note 2 - Advertising and Catalog Costs
--------------------------------------

  In connection with the pending sale of the Company, all prepaid and deferred marketing expenses were considered impaired as of June 30, 1998. Accordingly, additional costs of $200,000 were charged to expense during the period ended June 30, 1998.

                         INDEPENDENT AUDITOR'S REPORT
                         ----------------------------


Board of Directors
SV Distribution Company
Austin, Texas


We have audited the accompanying balance sheet of SV Distribution Company (dba Summit Learning) as of December 31, 1997, and the related statements of operations and accumulated deficit, and cash flows for the years ended December 31, 1997, and December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SV Distribution Company as of December 31, 1997, and the results of its operations and its cash flows for the years ended December 31, 1997, and December 31, 1996, in conformity with generally accepted accounting principles.


HEIN + ASSOCIATES LLP


Denver, Colorado
October 2, 1998

                  SV DISTRIBUTION COMPANY dba SUMMIT LEARNING
                                 BALANCE SHEET
                            as of December 31, 1997

                                                  December 31,
                                                      1997
                                                  -------------

ASSETS
------
CURRENT ASSETS
  Cash and cash equivalents                       $    23,000
  Receivables, net of allowance of $120,000           704,000
  Inventories                                         640,000
                                                 -------------
     TOTAL CURRENT ASSETS                           1,367,000

PROPERTY AND EQUIPMENT, net                           113,000

TOTAL ASSETS                                      $ 1,480,000
                                                 =============

LIABILITIES AND STOCKHOLDER'S EQUITY
------------------------------------
CURRENT LIABILITIES
  Accounts payable                                $ 1,296,000
  Accrued salaries, wages, and bonuses                 11,000
  Payable to parent company                         2,729,000
  Other liabilities                                    16,000
                                                 -------------
     TOTAL CURRENT LIABILITIES                      4,052,000

STOCKHOLDER'S EQUITY
  Common stock; $0.01 par value; 1000 shares
     authorized; 1000 shares issued
     and outstanding                                        -
  Additional paid-in capital                                -
  Accumulated deficit                              (2,572,000)
                                                 -------------
     TOTAL STOCKHOLDER'S EQUITY                    (2,572,000)

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY        $ 1,480,000
                                                 =============


                See accompanying notes to financial statements.

                  SV DISTRIBUTION COMPANY dba SUMMIT LEARNING
               STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
                for the Years ended December 31, 1997 and 1996


                                                  December 31,   December 31,
                                                      1997           1996
                                                  -------------  -------------

INCOME
  Net Revenues                                   $ 11,815,000    $11,360,000
  Product costs and fulfillment                     7,079,000      6,678,000
                                                 -------------   -------------
     GROSS PROFIT                                   4,736,000      4,682,000

OPERATING EXPENSES
  Advertising and catalog costs                     4,555,000      3,973,000
  Other selling and marketing costs                 1,088,000        932,000
  General and administrative                          324,000        289,000
  Amortization and impairment of acquired
     intangible assets                              2,050,000        231,000
                                                 -------------   -------------
     TOTAL OPERATING EXPENSES                       8,017,000      5,425,000

OPERATING (LOSS)                                   (3,281,000)      (743,000)
                                                 -------------   -------------

(LOSS) BEFORE INCOME TAXES                         (3,281,000)      (743,000)

  Income tax benefit (expense)                      1,215,000        275,000
                                                 -------------   -------------

NET (LOSS)                                         (2,066,000)      (468,000)

ACCUMULATED DEFICIT, beginning of period             (506,000)       (38,000)
                                                 -------------   -------------

ACCUMULATED DEFICIT, end of period               $ (2,572,000)   $  (506,000)
                                                 =============  =============


                See accompanying notes to financial statements.

                  SV DISTRIBUTION COMPANY dba SUMMIT LEARNING
                           STATEMENTS OF CASH FLOWS
                for the Years ended December 31, 1997 and 1996


                                                  December 31,   December 31,
                                                      1997           1996
                                                  -------------  -------------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss)                                     $ (2,066,000)   $  (468,000)
  Adjustments to reconcile net (loss) to
     cash used for operating activities:
Depreciation                                           24,000         16,000
     Amortization and impairment of
       acquired intangible assets                   2,050,000        230,000
     Income tax benefit                            (1,215,000)      (275,000)
     Provision for doubtful accounts                   20,000              -
     Change in assets and liabilities:
       Receivables                                    (70,000)      (431,000)
       Inventories                                     84,000          6,000
       Prepaid and deferred marketing expenses   333,000         (333,000)
       Payable to parent company                      126,000        751,000
       Accounts payable                               662,000        634,000
       Other                                          (46,000)        73,000
                                                 -------------   -------------
  NET CASH FROM (USED FOR)
     OPERATING ACTIVITIES                             (98,000)       203,000
                                                 -------------   -------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Additions to property and equipment                 (62,000)       (20,000)
                                                 -------------   -------------
     NET CASH USED FOR INVESTING ACTIVITIES           (62,000)       (20,000)
                                                 -------------   -------------

NET CHANGE IN CASH AND CASH EQUIVALENTS              (160,000)       183,000

CASH AND CASH EQUIVALENTS,
  at beginning of period                              183,000              -
                                                 -------------   -------------

CASH AND CASH EQUIVALENTS,
  at end of period                               $     23,000    $   183,000
                                                 =============  =============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for interest                         $          -    $         -
  Income taxes paid to parent company            $          -    $         -


                See accompanying notes to financial statements.

                SV DISTRIBUTION COMPANY d.b.a. SUMMIT LEARNING
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

     SV Distribution Company (the "Company") is a wholly owned subsidiary of Steck-Vaughn Publishing Corporation. The parent company provides certain general corporate functions for the Company without charge. Since the Company was operated as an integral part of the consolidated parent corporation, the financial results presented herein do not represent, and are not intended to represent, the financial results that might have occurred as if the Company was operated as an independent entity.

     The Company operates under the tradename "Summit Learning" and sells supplemental educational materials to educational institutions located throughout the United States. The materials primarily consist of manipulative products for students. As the Company's principal customers are supported by government funding, the demand for the Company's product is subject to the availability of such funds and the inherent uncertainty and risk resulting therefrom. With educational funding controlled primarily by state and local governments, however, management believes that the Company's broad national customer base would mitigate the impact of funding restrictions at a relatively few locations.

     The Company is subject to credit risk through its trade receivables, for which no collateral is held. This risk is mitigated by the national, diversified customer base and that no one customer represents a significant portion of total receivables.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     REVENUES AND EXPENSES - Revenues are recognized upon shipment of such products and an allowance is provided for returns.

     The Company applies AICPA Statement of Position 93-7 (Reporting on Advertising Costs) to its financial reporting of advertising activities. The catalogs of SV Distribution Company are treated as direct response advertising, with the costs of the catalogs charged to expense in accordance with historical response rates. At the balance sheet date, the current asset classification titled "Prepaid and deferred marketing expenses" includes the costs of catalogs in progress, undistributed completed catalogs, and catalog development costs. As of each balance sheet date, the Company evaluates the recoverability of prepaid and deferred marketing expenses and charges to expense any amounts deemed not recoverable.

     For the year ended December 31, 1997, total advertising and catalog costs of $4,555,000 include an impairment amount of $1,191,000 for catalog costs that were not considered recoverable during 1998.

     All other advertising costs are expensed when the advertising first takes place.

     LONG-LIVED ASSETS - Management periodically assesses recoverability of all long-lived assets, including intangibles. The assessment for impairment is performed whenever changes in circumstance indicate that the carrying value of an asset may not be recoverable. The assessment compares the carrying value of the assets to the estimated future cash flows of the assets, exclusive of interest. If an impairment is indicated, a provision is made to reduce the asset's carrying value to its estimated fair value.

     FAIR VALUE OF FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK - The carrying value of the Company's trade receivables and trade payables are considered to approximate fair value due to their short maturities.

     The Company has a concentration of credit risk along educational lines. Management believes that the allowance for doubtful accounts is sufficient to cover the related credit risk.

     INCOME TAXES - The Company accounts for income taxes under the liability method of SFAS 109. Deferred income taxes reflect the effect of temporary differences between the tax basis of assets and liabilities and the carrying value of those assets and liabilities for financial reporting purposes. Deferred income taxes also reflect the value of net operating losses and an offsetting valuation allowance. Tax effects are computed using the tax rates and laws enacted as of the balance sheet date. The Company joins with its parent in filing a consolidated tax return. An income tax charge (or benefit) is allocated to the Company at statutory rates. The balance sheet impact of deferred tax items is recorded at the parent company.

     CASH AND CASH EQUIVALENTS - The Company considers all highly liquid debt securities with an original maturity of less than three months to be cash equivalents.

     INVENTORIES - Inventories are valued at the lower of cost or market. Cost is determined using an average cost method that approximates the first-in, first-out method (FIFO) and consist of the following:


                                        DECEMBER 31, 1997
                                       ------------------

            Finished goods                $  1,040,000
            Less valuation allowance          (400,000)
                                       ------------------
            Total                         $    640,000


     ACQUIRED INTANGIBLE ASSETS - Acquired intangible assets representing the excess of cost over identifiable assets purchased by the Company are amortized ratably over an estimated useful life of ten years.

     In 1997, the Company recorded an impairment allowance of $1,819,000 for acquired intangible assets. (See Note 2)

     PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Depreciation is computed by the straight-line method over an estimated useful life of 5 years.

     Maintenance and repairs are charged to expenses when incurred. Property replacements and betterments that extend the life of assets are capitalized and subsequently depreciated.

     Property and equipment consist of the following:


                                           DECEMBER 31, 1997
                                          ------------------

          Property and equipment             $   153,000
          Less accumulated depreciation          (40,000)
                                          ------------------
          Total                              $   113,000


     IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS - Statement of Financial Accounting Standards 130 "Reporting Comprehensive Income" and Statement of Financial Accounting Standards 131 "Disclosures About Segments of an Enterprise and Related Information" were recently issued. Statement 130 establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, Statement 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that displays with the same prominence as other financial statements. Statement 131 supersedes Statement of Financial Accounting Standards 14 "Financial Reporting for Segments of a Business Enterprise." Statement 131 establishes standards on the way that public companies report financial information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. Statement 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

     Statements 130 and 131 are effective for financial statements for periods beginning after December 15, 1997, and require comparative information for earlier years to be restated. Because of the recent issuance of these standards, management has not fully evaluated the impact, if any, that the standards may have on future financial statement disclosures. Results of operations and financial position, however, will be unaffected by implementation of these standards.

2.   IMPAIRMENT OF LONG-LIVED ASSETS:
     --------------------------------

     During 1997, the Company determined that the acquired intangible assets from its 1995 purchase of Summit Learning had been impaired. The carrying value of this asset was reduced to zero.

3.   COMMITMENTS:
     ------------

     The Company leases warehouse facilities and office space under a noncancellable operating lease. Total rental expense was $122,000 and $113,000 for the years ending December 31, 1997 and 1996, respectively. Future minimum rental commitments at December 31, 1997 are:

                         1998           $    112,000
                         1999           $     19,000
                                       -------------
                                        $    131,000
                                       =============

4.   INCOME TAXES ALLOCATED FROM PARENT
     ----------------------------------

     The income tax benefit allocated to the Company was at an effective rate of 37% for both 1997 and 1996. The difference between the effective rate and the U. S. Federal statutory tax rate of 34% represented the impact of state and local taxes.

                                    1997           1996
                                ---------------------------
            Current             $   41,000     $  141,000
            Deferred             1,174,000        134,000
                                ---------------------------
            Total               $1,215,000     $  275,000


     The Company is a member of an affiliated group of companies that joins in filing a consolidated income tax return. This affiliated group has the ability to utilize net operating losses to offset taxable income of other members in the affiliated group. The allocation of tax benefits from the parent company has been reflected in the balance sheet as a reduction in the accounts payable to parent company.

5.   SUBSEQUENT EVENT
     ----------------

     Pursuant to a letter of intent to sell substantially all of the assets of Summit Learning to American Educational Products, Inc. (AMEP), the Company entered into a management contract with AMEP under which AMEP assumed certain management responsibilities for Summit Learning commencing July 1, 1998. The asset sale was consummated on August 4, 1998. The transaction, involving aggregate purchase price plus other costs of approximately $1,700,000, will be recorded using the purchase method of accounting prescribed by APB 16.